Exhibit 5.19

CONSENT OF M. BURNETT

The undersigned hereby consents to the use of their report(s), and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation.

/s/ Mark Burnett
By:	Mark Burnett, M.Sc (MRM), B.Sc.
(Hons); PGDTE; CBM; CAG; GCG; Pr.
Sci. Nat (400361/12);
FGSSA:MSAIMM
Principal Geologist
AMC Consultants

Dated: May 15, 2020